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                                                                    EXHIBIT 99.1

                                     ONEIDA

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                                  NEWS RELEASE
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INVESTOR RELATIONS CONTACTS:                       PRESS CONTACTS:
Andrew G. Church, Chief Financial Officer          Erin L. Markey, Corporate Public Relations
Oneida Ltd.  (315) 361-3000                        Oneida Ltd. (315) 361-3000
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FOR IMMEDIATE RELEASE
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PETER J. MARSHALL RESIGNS FROM ONEIDA LTD.  BOARD OF DIRECTORS

         ONEIDA, N.Y. - June 13, 2005 - Oneida Ltd. (OTCBB:ONEI) today announced that Peter J. Marshall resigned from the Oneida Ltd. Board of Directors on
June 7, 2005 effective as of the end of business on June 9, 2005. Mr. Marshall is resigning for personal reasons.

         "Mr. Marshall's leadership and expertise have been extremely valuable to the Company and we will miss his guidance and counsel," said Terry G. Westbrook, Chief Executive Officer.

         Mr. Marshall was elected to the Board in 2002 and has served as Chair of the Company's Audit Committee and as a member of the company's Executive Committee. He is a Vice President and the Chief Finance Officer of Dover Technologies International, Inc.

         William C. Langley, a current member of the Board and the Audit Committee, has been elected Acting Chair of the Committee. Mr. Langley is the former Executive Vice President and Chief Credit and Risk Policy Officer of the banking corporation now known as JPMorgan Chase & Co. The Board has begun a search for a new director to fill the vacancy created by Mr. Marshall's resignation.

         Oneida is a leading source of flatware, dinnerware, crystal, glassware and metal serveware for both the consumer and food service industries worldwide.

Forward Looking Information

With the exception of historical data, the information contained in this Form 10-Q, as well as those other documents incorporated by reference herein, may constitute forward-looking statements, within the meaning of the Federal securities laws, including but not limited to the Private Securities Litigation Reform Act of 1995. As such, the Company cautions readers that changes in certain factors could affect the Company's future results and could cause the Company's future consolidated results to differ materially from those expressed or implied herein. Such factors include, but are not limited to: changes in national or international political conditions; civil unrest, war or terrorist attacks; general economic conditions in the Company's own markets and related markets; availability or shortage of raw materials; difficulties or delays in the development, production and marketing of new products; financial stability of the Company's contract manufacturers, and their ability to produce and deliver acceptable quality product on schedule; the impact of competitive products and pricing; certain assumptions related to consumer purchasing patterns; significant increases in interest rates or the level of the Company's indebtedness; inability of the Company to maintain sufficient levels of liquidity; failure of the company of obtain needed waivers and/or amendments relative to it's finance agreements; foreign currency fluctuations; major slowdowns in the retail, travel or entertainment industries; the loss of several of the Company's key executives, major customers or suppliers; underutilization of, or negative variances at, some or all of the Company's plants and factories; the Company's failure to achieve the savings and profit goals of any planned restructuring or reorganization programs, including the failure to close the Sherrill, NY manufacturing facility on schedule and within budget; future product shortages resulting from the Company's transition to an outsourced manufacturing platform; international health epidemics such as the SARS outbreak; impact of changes in accounting standards; potential legal proceedings; changes in pension and medical benefit costs; and the amount and rate of growth of the Company's selling, general and administrative expenses.

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